Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     On February 1, 2005, ScanSoft, Inc. (“ScanSoft”) acquired all of the outstanding capital stock of Phonetic Systems Ltd., an Israeli corporation (“Phonetic”). The consideration consisted of cash payments to be rendered in the following installments: (1) seventeen million and six hundred forty four thousand dollars ($17,644,000) paid at closing, (2) seventeen million and five hundred thousand dollars ($17,500,000) to be paid in February 2007, and (3) up to an additional thirty five million ($35,000,000) upon the achievement of certain milestones. The total initial purchase price of approximately $36,103,000 includes the sum of the first installment, the present value of the second installment ($15,649,000 assuming an annual market rate of interest of 5.75%), and estimated transaction costs of $2,440,000 plus warrants to purchase up to 750,000 shares of ScanSoft common stock valued at approximately $370,000 in accordance with Emerging Issues Task Force (EITF) Issue No. 99-12; “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.”

     The merger is a taxable event and has been accounted for as a purchase of a business.

     On January 21, 2005, ScanSoft, Inc. (“ScanSoft”) acquired all of the outstanding capital stock of ART Advanced Recognition Technologies, Inc. (“ART”). The consideration consisted of cash payments to be rendered in two installments: (1) ten million dollars ($10,000,000) to be paid at closing, and (2) sixteen million four hundred fourteen thousand dollars ($16,414,000) to be paid in December 2005. The total initial purchase price of approximately $27,075,000 includes the present value of the second installment of $15,522,000 assuming an annual market rate of interest of 5.75% and estimated transaction costs of $1,553,000.

     The merger is a taxable event and has been accounted for as a purchase of a business.

     On December 6, 2004, ScanSoft, acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, “Rhetorical”). The consideration consisted of cash payments equal to 2,758,000 Pounds Sterling ($5,360,000) and 449,437 shares of ScanSoft’s common stock (valued at approximately $1,672,000 in accordance with EITF 99-12). The total initial purchase price of approximately $8,477,000 also includes estimated transaction costs of $1,445,000.

     The acquisition is a taxable event and has been accounted for as a purchase of a business.

     On June 15, 2004, ScanSoft acquired all of the outstanding stock of Telelogue, Inc. (“Telelogue”) in exchange for cash consideration consisting of $2,206,000 less certain expenses, of which $500,000 was placed in escrow to cover certain indemnification obligations, and a contingent payment of up to $2,000,000 in cash to be paid, if at all, on or about July 31, 2005, upon the achievement of certain performance goals. As of March 31, 2005 these performance goals had not been achieved. The total initial purchase price of approximately $3,396,000 also includes transaction costs of $893,000 and debt assumed of $297,000.

     The merger is a taxable event and has been accounted for as a purchase of a business.

     The following tables show unaudited pro forma combined financial information as if ScanSoft, Telelogue, Rhetorical, ART and Phonetic had been combined as of January 1, 2004 for statement of operations purposes and as of December 31, 2004 for the balance sheet. Both Rhetorical and Telelogue are included in ScanSoft’s consolidated balance sheet as of December 31, 2004 which was included in ScanSoft’s Form 10-Q for the quarterly period ended December 31, 2004.

     The unaudited pro forma combined financial information of Phonetic, ART, Rhetorical and Telelogue is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisitions of ART and Phonetic are derived from their respective preliminary purchase price allocations.

     The historical financial information of Phonetic for the nine months ended September 30, 2004 and three months ended December 31, 2004 have been derived from the unaudited financial statements of Phonetic.

     Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments reflect the recording of the fair value of the assets acquired and the liabilities to be assumed of Phonetic.

     During the three months ended December 31, 2004, ScanSoft recorded a charge of $700,000 related to restructuring actions taken in international subsidiaries in connection with recently announced acquisitions.

     Restructuring activities associated with the Phonetic acquisition resulted in severance costs, related to former Phonetic employees, of approximately $596,000. These costs have been accrued in purchase accounting in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and are included in current liabilities.

     A summary of the preliminary purchase price allocation as of February 1, 2005 for the acquisition of Phonetic is as follows:

Estimated Purchase Consideration
Cash (including deferred payment obligation)	$33,292,695
Warrants to purchase common stock	370,000
Transaction Costs	2,440,146

Total Estimated Purchase Consideration	$36,102,841

Preliminary Allocation of Purchase Consideration
Current Assets	$1,754,921
Property & Equipment	1,346,351
Other Assets	69,684
Identifiable Intangible Assets	6,570,000
Goodwill	33,860,360

Total Assets Acquired	$43,601,316

Current Liabilities	$(7,452,272)
Long-Term Liabilities	(46,203)
Total Liabilities Assumed	(7,498,475)

$36,102,841

     Current assets acquired primarily relate to cash, accounts receivable and inventory. Current liabilities assumed primarily relate to accounts payable, accrued expenses, accrued transaction fees, accrued severance costs and deferred revenue.

     The preliminary purchase price allocation has identified the following identifiable intangible assets acquired. The respective periods over which these assets will be amortized on a straight-line basis are presented below:

		ESTIMATED
		WEIGHTED AVERAGE
	AMOUNT	USEFUL LIFE
		(IN YEARS)
Core and completed technology	$2,150,000	10
Customer relationships	3,950,000	5
Non-compete agreements	470,000	5

	$6,570,000

     The amount assigned to identifiable intangible assets acquired was based on their respective fair values determined as of the acquisition date. The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and amounted to $33,860,360. In accordance with generally accepted accounting principles, the goodwill is not being amortized and will be tested for impairment as required at least annually.

     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if each transaction had been consummated as of January 1, 2004 nor is the data necessarily indicative of future operating results. The unaudited pro forma combined financial data and related notes thereto should be read in conjunction with ScanSoft’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as previously filed on ScanSoft’s Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, and Form 10-Q for the quarterly period ended December 31, 2004 and the historical consolidated financial statements of Phonetic included in this Form 8-K/A.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
For the Nine Months Ended September 30, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft (A)	Telelogue (B)	Adjustments		Rhetorical (C)	Adjustments		ART (D)	Adjustments		Phonetic(E)	Adjustments		Combined
	(in thousands, except per share amounts)
Product licenses	$95,765	$295	$—		$1,411	$—		$3,460	$—		$1,208	$—		$102,139
Professional services	33,187	—	—		—	—		—	—		2,589	—		35,776
Revenue, related parties	1,955	—	—		—	—		—	—			—		1,955

Total revenue	130,907	295	—		1,411	—		3,460	—		3,797	—		139,870

Costs and expenses:
Cost of product licenses	10,348	409	—		90	—		132	—		484	—		11,463
Cost of professional services	22,949	—	—		—	—		—	—			—		22,949
Cost of revenue from amortization of intangible assets	8,431	—	28	(7)	—	37	(5)	—	552	(3)	—	186	(1)	9,234

Total Costs and expenses	41,728	409	28		90	37		132	552		484	186		43,646

Gross Margin	89,179	(114)	(28)		1,321	(37)		3,328	(552)		3,313	(186)		96,224

Operating expenses:
Research and development	26,162	839	—		1,413	—		2,425	—		2,362	—		33,201
Selling, general and administrative	66,941	1,246	—		2,095	—		1,898	—		6,512	—		78,692
Amortization of other intangible assets	1,967	—	27	(7)	25	79	(5)(6)	—	645	(3)	—	663	(1)	3,406
Stock-based compensation expense	1,301	—	—		47	—		—	—		—	—		1,348
Restructuring and other charges, net	801	—	—		—	—		—	—		—	—		801

Total costs and expenses	97,172	2,085	27		3,580	79		4,323	645		8,874	663		117,448

Loss from operations	(7,993)	(2,199)	(55)		(2,259)	(116)		(995)	(1,197)		(5,561)	(849)		(21,224)
Interest income	429	—	—		45	—		39	(113	)(3)	—	(197	)(1)	203
Interest expense	(340)	—	—		—	—		—	(708	)(3)	—	(693	)(1)	(1,741)
Other income (expense), net	(141)	(1)	—		13	—		48	—		36	—		(45)

Loss before income taxes	(8,045)	(2,200)	(55)		(2,201)	(116)		(908)	(2,018)		(5,525)	(1,739)		(22,807)
Provision for income taxes	1,333	—	—		—	—		102	—		—	—		1,435

Net loss	$(9,378)	$(2,200)	$(55)		$(2,201)	$(116)		$(1,010)	$(2,018)		$(5,525)	$(1,739)		$(24,242)

Charges related to the conversion of preferred stock		$375	$(375	)(7)										$—

Net Income (loss) attributable to common shareholders	$(9,378)	$(2,575)	$320		(2,201)	$(116)		(1,010)	$(2,018)		(5,525)	$(1,739)		$(24,242)

Net loss per common share:
Basic and Diluted	$(0.09)													$(0.23)

Weighted average common shares:
Basic and Diluted	103,780					449	(6)		0			0		104,229

See accompanying notes to unaudited Pro Forma Combined Financial Statements.

(A)	As reported in ScanSoft’s annual report on Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, as filed with the SEC.

(B)	Derived from Telelogue’s unaudited financial information for the period from January 1, 2004 through June 15, 2004 (date of acquisition).

(C)	Derived from Rhetorical’s audited financial statements for the nine months ended September 30, 2004.

(D)	Derived from ART’s unaudited financial statements for the nine months ended September 30, 2004.

(E)	Derived from Phonetic’s unaudited financial statements for the nine months ended September 30, 2004.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
For the Three Months Ended December 31, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft (A)	Rhetorical (B)	Adjustments		ART (C)	Adjustments		Phonetic (D)	Adjustments		Combined
	(in thousands, except per share amounts)
Product licenses	$46,834	$186	$—		$1,419	$—		$378	$—		$48,817
Professional services	13,744	—	—		—	—		789	—		14,533
Revenue, related parties	—	—	—		—	—		—	—		—

Total revenue	60,578	186	—		1,419	—		1,167	—		63,350

Costs and expenses:
Cost of product licenses	5,516	—	—		450	—		291	—		6,257
Cost of professional services	9,592	11	—		—	—		97	—		9,700
Cost of revenue from amortization of intangible assets	2,825	—	9	(5)	—	184	(3)	—	62	(1)	3,080

Total Costs and expenses	17,933	11	9		450	184		388	62		19,037

Gross Margin	42,645	175	(9)		969	(184)		779	(62)		44,313

Operating expenses:
Research and development	9,110	727	—		1,215	—		1,787	—		12,839
Selling, general and administrative	25,418	1,119	—		1,159	—		3,317	—		31,013
Amortization of other intangible assets	669	6	19	(5)(6)	—	215	(3)	—	221	(1)	1,130
Stock-based compensation expense	698	11	—		—	—		—	—		709
Restructuring and other charges, net	659	—	—		—	—		—	—		659

Total costs and expenses	36,554	1,863	19		2,374	215		5,104	221		46,350

Income (loss) from operations	6,091	(1,688)	(28)		(1,405)	(399)		(4,325)	(283)		(2,037)
Interest income	117	11	—		10	(38	)(3)	—	(66	)(1)	34
Interest expense	(90)	—	—		—	(236	)(3)	—	(231	)(1)	(557)
Other income (expense), net	(917)	(18)	—		(4)	—		(79)	—		(1,018)

Income (loss) before income taxes	5,201	(1,695)	(28)		(1,399)	(673)		(4,404)	(580)		(3,578)
Provision for income taxes	2,060	—	—		32	—		—	—		2,092

Net Income (loss)	$3,141	$(1,695)	$(28)		$(1,431)	$(673)		$(4,404)	$(580)		$(5,670)

Net Income (loss) per common share:
Basic and Diluted	$0.03										$(0.05)

Weighted average common shares outstanding,
Basic	108,535		324	(6)							108,859
Diluted	115,992		324	(6)							116,316

See accompanying notes to unaudited Pro Forma Combined Financial Statements.

(A)	As reported in ScanSoft’s unaudited Form 10-Q for the three months ended December 31, 2004, as filed with the SEC.

(B)	Derived from Rhetorical’s unaudited financial information for the period from October 1, 2004 to December 6, 2004.

(C)	Derived from ART’s unaudited financial information for the three months ended December 31, 2004.

(D)	Derived from Phonetics unaudited financial information for the three months ended December 31, 2004.

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft (A)	ART (B)	Adjustments		Phonetic (‘C)	Adjustments		Combined
	(in thousands, except share and per share amounts)
ASSETS

Current assets:
Cash and cash equivalents	$41,276	$3,863	$(10,000	)(4)	$515	$(17,644	)(2)	$18,010
Marketable securities	1,506	35	—		—	—		1,541
Accounts receivable, Net	50,735	553	1,732	(4)	617	—		53,637
Inventory	821	—	—		526	(526	)(2)	821
Prepaid expenses and other current assets	6,535	147	—		697	—		7,379

Total current assets	100,873	4,598	(8,268)		2,355	(18,170)		81,388

Long-term marketable securities	3,814	—	—		—	—		3,814
Goodwill	253,825	—	12,967	(4)	—	32,771	(2)	299,563
Other intangible assets, net	42,137	—	9,380	(4)	—	6,570	(2)	58,087
Property and equipment, net	8,253	740	—		1,380	—		10,373
Other assets	4,011	537	—		675	526	(2)	5,749

Total assets	$412,913	$5,875	$14,079		$4,410	$21,697		$458,974

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$11,532	$321	$—		$1,372	$—		$13,225
Accrued compensation	10,146	—	—		—	—		10,146
Accrued expenses	15,613	870	1,946	(4)	1,976	4,244	(2)	23,441
Deferred revenue	13,785	—	55	(4)	1,997	(112	)(2)	15,725
Note payable	337	—	—		—	—		337
Deferred payment obligation for acquisitions			15,522	(4)		15,649	(2)	31,171
Deferred payment obligation for technology license	2,826	—	—		—	—		2,826
Other current liabilities	5,348	—	424	(4)	131	—		5,903

Total current liabilities	59,587	1,191	17,947		5,476	19,781		103,982

Deferred revenue	125	—	—		—	—		125
Long-term notes payable, net of current portion	27,609	—	—		—	—		27,609
Deferred tax liability	2,936	—	—		—	—		2,936
Other liabilities	14,109	741	75	(4)	850	—		15,775

Total liabilities	104,366	1,932	18,022		6,326	19,781		150,427

Commitments and contingencies								—
Stockholders’ equity (deficit):								—
Preferred stock	4,631	34	(34	)(4)	8	(8	)(2)	4,631
Common stock	109	8	(8	)(4)	2	(2	)(2)	109
Additional paid-in capital	478,258	27,180	(27,180	)(4)	45,917	(45,917	)(2)	478,258
Treasury stock, at cost	(11,094)	(30)	30	(4)	(3)	3	(2)	(11,094)
Deferred compensation	(5,047)	—	—		(1,016)	1,016	(2)	(5,047)
Accumulated other comprehensive income (loss)	371	—	—		—	—		371
Accumulated deficit	(158,681)	(23,249)	23,249	(4)	(46,824)	46,824	(2)	(158,681)

Total stockholders’ equity (deficit)	308,547	3,943	(3,943)		(1,916)	1,916		308,547

Total liabilities and stockholders’ equity (deficit)	$412,913	$5,875	$14,079		$4,410	$21,697		$458,974

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

(A)	As reported in ScanSoft’s unaudited quarterly report on Form 10-Q for the three months ended December 31, 2004 as filed with the SEC.

(B)	Derived from ART’s audited financial information as of December 31, 2004.

(C)	Derived from Phonetic’s audited financial information as of December 31, 2004.

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies. Pro forma adjustments include the following:

     (1) Adjustment to record amortization expense of $849,000 and $283,000 for the identifiable intangible assets associated with the Phonetic acquisition for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be 6 years. The acquired identifiable intangible assets will be amortized using the straight-line method. An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Phonetic acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,900 and $4,300 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $144,000 and $48,000 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $136,800 and $45,600 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively.

- Adjustment of $196,875 and $65,625 to eliminate interest income on the initial cash payment for the Phonetic acquisition for the nine months ended September 30, 2004 and the three months ended December 31, 2004.

- Adjustment of $693,368 and $231,456 to record interest expense at an annual rate of 5.75% for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively, in connection with the note payable of $17,500,000 entered into with the former shareholders of Phonetic.

     (2) To record the fair value of the assets acquired and the liabilities assumed of Phonetic, subject to adjustment pending the completion of a post-closing review of the purchased assets assuming the acquisition was consummated December 31, 2004. The pro forma adjustments include $17,644,000 of cash consideration, $2,440,000 for transaction fees paid, which include legal, accounting and tax fees, investment bankers’ fees and due diligence fees incurred by ScanSoft, $1,208,000 for third party transaction fees incurred by Phonetic prior to the acquisition and the fair value of warrants of $370,000 (valued using the Black-Scholes model) to purchase up to 750,000 shares of ScanSoft common stock. These transaction fees and warrants issued are included in the total estimated purchase consideration. In addition, $17,500,000 in additional purchase consideration to be paid in February 2007 has been included in deferred payments for acquisitions as of December 31, 2004, net of an adjustment of $1,851,335 to reduce the deferred payment to its present value based on the imputed interest expense, at an annual rate of 5.75%.

The pro forma adjustments to Phonetic historical data made in determining the net tangible assets acquired include the elimination of $1,916,000 of stockholders’ deficit. Warrants issued in connection with this acquisition were not included in the earnings per share calculation as their impact would have been dilutive. The pro forma financial statements also include the following adjustments to record the fair value of net tangible assets acquired and liabilities assumed:

- Adjustment to increase accrued expenses by $596,000 in connection with severance costs, related to former Phonetic employees. These costs have been accrued in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and are included in current liabilities.

- Adjustment was made to reduce deferred revenue by $112,000 which represents an adjustment to the fair value associated with performance obligations assumed by ScanSoft and which do not meet the criteria of a performance obligation under EITF No. 01-03 “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

- Adjustment of $526,000 to reclassify inventory to long-term other assets representing fixed assets to be utilized at customer installations but for which title remains with the Company.

(3) Adjustment to record amortization expense of $1,197,000 and $399,000 for the identifiable intangible assets associated with the ART acquisition for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be 6 years. The acquired identifiable intangible assets will be amortized using the straight-line method. An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the ART acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,750 and $4,250 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $193,500 and $64,500 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $208,500 and $69,500 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively.

– Adjustment of $113,000 and $38,000 to eliminate interest income on the initial cash payment for the ART acquisition for the nine months ended September 30, 2004 and the three months ended December 31, 2004.

– Adjustment of $707,854 and $235,951 to record interest expense at an annual rate of 5.75% for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively, in connection with the deferred payment for acquisitions of $16,414,000 entered into with the former shareholders of ART.

     (4) To record the fair value of the assets acquired and the liabilities assumed of ART, subject to adjustment pending the completion of a post-closing review of the purchased assets assuming the acquisition was consummated December 31, 2004. The pro forma adjustments include $10,000,000 of cash consideration and $1,553,000 for transaction fees paid, which include legal, accounting and tax fees, investment bankers’ fees and due diligence fees incurred by ScanSoft. These transaction fees are included in the total estimated purchase consideration. In addition, $16,414,000 in additional purchase consideration to be paid in December 2005 has been classified as deferred payment for acquisitions as of December 31, 2004, net of an adjustment of $892,000 to reduce the deferred payment to its present value based on the imputed interest expense, at an annual rate of 5.75%.

     The pro forma adjustments to ART historical data made in determining the net tangible assets acquired include the elimination of $3,943,000 of stockholders’ equity. The pro forma financial statements also include the following adjustments to record the fair value of net tangible assets acquired and liabilities assumed:

- Adjustment to increase unbilled accounts receivable by $1,732,000 in connection with royalty based licensing arrangements. Also in connection with this arrangement, an adjustment was made to increase deferred revenue by $57,500 which represents the fees for the remaining maintenance and support period, net of an adjustment of $3,000 to reduce deferred revenue to the fair value associated with performance obligations assumed by ScanSoft and which do not meet the criteria of a performance obligation under EITF No. 01-03 “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

- Adjustment to increase accrued expenses by $146,911 in connection with severance costs, related to former ART employees. These costs have been accrued in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination” and are included in current liabilities.

- Adjustment to increase accrued expenses by $246,000 to reflect pre-acquisition severance liabilities at fair value.

- Adjustment to increase other current liabilities by $423,871 which consists of (1) commissions to third party partners of $383,692; (2) sales commissions of $28,179; and, (3) consultancy fees of $12,000.

- Adjustment to increase other long-term liabilities by $74,613 in connection with a royalty based licensing arrangement.-

     (5) Adjustment to record amortization expense of $141,000 and $34,000 for the identifiable intangible assets associated with the acquisition of Rhetorical for the nine months ended September 30, 2004 and the three months ended December 31, 2004 as if the acquisition had occurred on January 1, 2004.

     (6) Adjustment to eliminate amortization expense of $25,000 and $6,000 for the nine months ended September 30, 2004 and the three months ended December 31, 2004 related to intangible assets of Rhetorical existing prior to the acquisition.

- Adjustment of 449,000 and 324,000 for the nine months ended September 30, 2004 and the three months ended December 31, 2004, respectively to record the impact of shares issued in connection with the acquisition of Rhetorical.

     (7) Adjustment to record amortization expense of $55,000 for the identifiable intangible assets associated with the Telelogue acquisition and an adjustment to eliminate charges related to the accretion of dividends on convertible preferred stock of $375,000 for the period January 1, 2004 to June 15, 2004 (date of acquisition).